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                                                                   EXHIBIT 10.59


                     [RAUSCHER PIERCE & CLARK LETTERHEAD]

                                                        November 1, 1996



PRIVATE & CONFIDENTIAL
Bruce J. Barrett
President and Chief Executive Officer
Somanetics Corporation
1653 East Maple Road
Troy, Michigan, 48083-4208
U.S.A



Dear Bruce,

Pursuant to that certain Engagement Letter dated October 23, 1996 (the "Agreement"), between Rauscher Pierce & Clark, Inc. and Rauscher Pierce & Clark Limited, (the "Placement Agents") and Somanetics Corporation (the "Company"), the Company has agreed to make a placement of newly issued shares of the Company or such other security that may be subsequently agreed between the Company and the Placement Agent.

In connection with the proposed Placement, the Company and the Placement Agent hereby agree to amend the terms of the Agreement as follows:


(1) The security to be placed in the placement will consist of up to 5,500,000 shares of newly issued common stock of the Company.


(2) In connection with the redemption by the Company of its Class B Warrants, the Placement Agent shall provide a loan (the "Loan") to the Company in the principal amount of $205,000, to be evidenced by a promissory note made by the Company in favour of Rauscher Pierce & Clark, Inc.. Without limiting the right to demand payment of the Loan at any time, it is anticipated that the Loan shall be repaid from the net proceeds of the Placement on the Closing Date.
The Company shall pay the Placement Agent an arrangement fee equal to 1% of the principal amount of the Loan.








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November 1, 1996
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Accept as otherwise expressly amended hereby, the terms of the Agreement shall remain in full force and effect. All defined terms used and not otherwise defined herein shall have their same meaning except for in the Agreement.


If the foregoing currently sets forth our mutual understanding of these arrangements, please so indicate by signing and returning the enclosed copy of this Agreement.


Yours sincerely,



RAUSCHER PIERCE & CLARK, INC. and
RAUSCHER PIERCE & CLARK LIMITED



DAVID P. QUINT
------------------------------
By:
Name:  David P. Quint
Title: Chief Executive Officer



Agreed to and accepted this
5 day of November
1996


SOMANETICS CORPORATION



BRUCE J. BARRETT
------------------------------
By:
Name:  Bruce J. Barrett
Title: PRESIDENT & CEO